EXHIBIT 99.2

Sun Healthcare Group, Inc. Announces Change in Application of FIN 46
- No Impact on Results of Continuing Operations -

Contact: Investor Inquiries (505) 468-2341
Media Inquiries (505) 468-4582

     Irvine, Calif. (Nov. 3, 2004) - Sun Healthcare Group, Inc. (NASDAQ: SUNH) today announced that the financial information expressed in its press release of Nov. 2, 2004 will be adjusted to reflect a change in its auditor's guidance regarding the Company's application of FASB Interpretation No. 46 ("FIN 46"). The Company previously recognized the effect of consolidating the real estate ownership of nine facilities, due to an option agreement giving the other equity owners of the real estate the right to sell their interest to the Company, as a cumulative effect of change in accounting principle, which increased the Company's net income by $11.9 million.

     Based upon additional discussion and guidance from its auditors, the Company has now determined that the effect of the option agreement should have been recognized as a reduction in the carrying value of the nine facilities and, accordingly, the cumulative effect of change in accounting principle should not have been recorded. The revised application of FIN 46 results in a $4.8 million improvement in the Company's balance sheet versus the $13.1 million originally reported. The adjustment has a recurring effect on positive quarterly EBITDA of approximately $0.8 million, as well as additional depreciation and interest charges totaling $1.3 million. Those impacts therefore remain as previously reported.

     The revision to the Company's application of FIN 46 will not change the Company's results from continuing operations nor alter the guidance stated in the Nov. 2, 2004 press release as to revenues, EBITDAR, and EBITDA. The elimination of the previously reported non-cash $11.9 million cumulative effect of change in accounting principle causes the Company's net income in the third quarter to be reduced by $11.9 million from $0.8 million to a loss of $11.1 million. That adjustment also affects the net income for the nine months ended Sept. 30, 2004 and the Company's guidance as to net income by the same amount.

     Attached to this press release are the revised financial statements and statistics reflecting the revised application of FIN 46.

About Sun Healthcare Group, Inc.

     Sun Healthcare Group, Inc., with executive offices located in Irvine, California, owns SunBridge Healthcare Corporation and other affiliated companies that operate long-term and postacute care facilities in many states. In addition, the Sun Healthcare Group family of companies provides therapy through SunDance Rehabilitation Corporation, medical staffing through CareerStaff Unlimited, Inc., home care through SunPlus Home Health Services, Inc., and medical laboratory and mobile radiology services through SunAlliance Healthcare Services, Inc.

# # #

     Statements made in this release that are not historical facts may be "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "hope," "intend," "may" and similar expressions. Factors that could cause actual results to differ materially include, but are not limited to, the following: continued compliance by the Company under its loan agreement; changes in Medicare and Medicaid reimbursements; efforts of third-party payors to control costs; the impact of federal and state regulations and investigations; changes in payor mix and payment methodologies; further consolidation of managed care organizations and other third-party payors; competition in our business; potential liability for losses not covered by, or in excess of, our insurance; competition for qualified staff in the healthcare industry; our ability to control operating costs, return to profitability and generate sufficient cash flow to meet operational and financial requirements; and the potential impact of an economic downturn or changes in the laws affecting our business in those markets in which we operate. More information on factors that could affect our business and financial results are included in our Annual Report on Form 10-K for the year ended Dec. 31, 2003, and other public filings made with the Securities and Exchange Commission, copies of which are available at Sun's web site, www.sunh.com.

     The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONDENSED
CONSOLIDATED BALANCE SHEETS
(in thousands)

ASSETS
	September 30, 2004	December 31, 2003
	(unaudited)	(audited)
Current assets:
Cash and cash equivalents	$ 28,946	$ 25,574
Accounts receivable, net	96,780	109,775
Restricted cash	26,024	33,699
Other current assets	22,409	13,036

Total current assets	174,159	182,084

Property and equipment, net	108,505	59,532
Goodwill, net	3,834	3,834
Restricted cash, non-current	34,889	33,920
Other assets, net	16,349	21,028

Total assets	$ 337,736	$ 300,398
	============	============
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Current portion of long-term debt	$ 16,984	$ 24,600
Accounts payable	36,689	46,339
Accrued compensation and benefits	35,371	41,333
Accrued self-insurance obligations	40,393	59,029
Other accrued liabilities	64,740	68,160

Total current liabilities	194,177	239,461

Accrued self-insurance obligations, net of current portion	143,410	138,072
Long-term debt, net of current portion	91,044	54,278
Other long-term liabilities	17,488	34,985

Total liabilities	446,119	466,796

Minority interest	10,658	-

Stockholders' deficit	(119,041)	(166,398)

Total liabilities and stockholders' deficit	$ 337,736	$ 300,398
	============	============

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONDENSED
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the Three Months Ended September 30, 2004	For the Three Months Ended September 30, 2003
	(unaudited)	(unaudited)

Total net revenues	$ 204,470	$ 203,429
Costs and expenses:
Operating salaries and benefits	122,633	126,836
Self insurance for workers' compensation and general and professional liability	11,395	8,496
Other operating costs	42,356	40,450
Facility rent expense	9,738	9,910
General and administrative expenses	13,387	17,082
Depreciation and amortization	2,871	1,827
Provision for losses on accounts receivable	2,062	1,727
Interest, net	2,397	4,084
Restructuring costs, net	329	4,092
Loss on sale of assets, net	1,537	729
Total costs and expenses	208,705	215,233

Loss before income taxes and discontinued operations	(4,235)	(11,804)
Income tax expense	-	175
Loss before discontinued operations	(4,235)	(11,979)

Discontinued operations:
Loss from discontinued operations	(3,177)	(5,965)
(Loss) gain on disposal of discontinued operations, net	(3,680)	57,054
(Loss) income on discontinued operations	(6,857)	51,089

Net (loss) income	$ (11,092)	$ 39,110
	============	============
Basic and diluted (loss) income per common
and common equivalent share:
Loss before discontinued operations	$ (0.28)	$ (1.19)
(Loss) income on discontinued operations	(0.45)	5.08
Net (loss) income	$ (0.73)	$ 3.89
	============	============
Shares used in computing (loss) income
per common share:
Basic	15,275	10,060
Diluted	15,354	10,060

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONDENSED
CONSOLIDATED STATEMENTS OF OPERATIONS
 (in thousands, except per share data)

	For the Nine Months Ended September 30, 2004	For the Nine Months Ended September 30, 2003
	(unaudited)	(unaudited)

Total net revenues	$ 619,609	$ 592,224
Costs and expenses:
Operating salaries and benefits	367,658	363,947
Self insurance for workers' compensation and general and professional liability	31,518	26,243
Other operating costs	128,513	113,927
Facility rent expense	29,792	29,504
General and administrative expenses	44,991	50,232
Depreciation and amortization	6,330	5,486
Provision for losses on accounts receivable	5,584	5,291
Interest, net	6,354	14,726
Restructuring costs, net	1,616	10,012
(Loss) gain on sale of assets, net	1,162	(2,225)
Gain on extinguishment of debt, net	(3,734)	-
Total costs and expenses	619,784	617,143

Loss before income taxes and discontinued operations	(175)	(24,919)
Income tax (benefit) expense	(1,122)	665
Income (loss) before discontinued operations	947	(25,584)

Discontinued operations:
Loss from discontinued operations	(12,746)	(18,509)
(Loss) gain on disposal of discontinued operations, net	(2,418)	58,368
(Loss) income on discontinued operations	(15,164)	39,859

Net (loss) income	$ (14,217)	$ 14,275
	============	============
Basic and diluted (loss) income
per common and common equivalent share:
Income (loss) before discontinued operations	$ 0.07	$ (2.55)
(Loss) income on discontinued operations	(1.07)	3.97
Net (loss) income	$ (1.00)	$ 1.42
	============	============
Shares used in computing (loss) income
per common share:
Basic	14,181	10,047
Diluted	14,261	10,047

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONDENSED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months Ended September 30, 2004 (unaudited)	For the Three Months Ended September 30, 2003 (unaudited)
Cash flows from operating activities:
Net (loss) income	$ (11,092)	$ 39,110

Adjustments to reconcile net (loss) income to net cash provided by (used for) operating activities, including discontinued operations:
Depreciation and amortization	2,990	1,727
Amortization of favorable and unfavorable lease intangibles	(546)	(2,005)
Provision for losses on accounts receivable	4,376	2,799
Loss on sale of assets, net	1,537	729
Gain on disposal of discontinued operations, net	3,680	(57,054)
Restricted stock and stock option compensation	325	202
Other, net	119	151
Changes in operating assets and liabilities	7,212	12,893
Net cash provided by (used for) operating activities before reorganization costs	8,601	(1,448)
Net cash paid for reorganization costs	-	(1,606)
Net cash provided by (used for) operating activities	8,601	(3,054)
Cash flows from investing activities:
Capital expenditures, net	(3,383)	(3,135)
Proceeds from sale of assets held for sale	1,357	77,285
Repayment of long-term notes receivable	91	77
Net cash (used for) provided by investing activities	(1,935)	74,227

Cash flows from financing activities:
Net payments under Revolving Loan Agreement	-	(72,113)
Long-term debt repayments	(896)	(776)
Net cash provided by (used for) financing activities	(896)	(72,889)

Net increase (decrease) in cash and cash equivalents	$ 5,770	$ (1,716)
	============	==========

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONDENSED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Nine Months Ended September 30, 2004 (unaudited)	For the Nine Months Ended September 30, 2003 (unaudited)
Cash flows from operating activities:
Net (loss) income	$ (14,217)	$ 14,275

Adjustments to reconcile net (loss) income to net cash (used for) provided by operating activities, including discontinued operations:
Gain on extinguishment of debt, net	(3,734)	-
Depreciation and amortization	6,634	7,597
Amortization of favorable and unfavorable lease intangibles	(2,770)	(6,934)
Provision for losses on accounts receivable	10,324	13,104
Gain on sale of assets, net	1,162	(2,225)
Gain on disposal of discontinued operations, net	2,418	(58,368)
Restricted stock compensation and option compensation	891	742
Other, net	1,254	617
Changes in operating assets and liabilities	(24,605)	45,303
Net cash (used for) provided by operating activities before reorganization costs	(22,643)	14,111
Net cash paid for reorganization costs	(499)	(9,846)
Net cash (used for) provided by operating activities	(23,142)	4,265
Cash flows from investing activities:
Capital expenditures, net	(8,305)	(13,578)
Proceeds from sale of assets held for sale	1,357	77,637
Repayment of long-term notes receivable	147	748
Net cash (used for) provided by investing activities	(6,801)	64,807

Cash flows from financing activities:
Net payments under Revolving Loan Agreement	(13,091)	(67,969)
Long-term debt repayments	(5,860)	(4,350)
Net proceeds from issuance of common stock	52,266	-
Net cash provided by (used for) financing activities	33,315	(72,319)

Net increase (decrease) in cash and cash equivalents	$ 3,372	$ (3,247)
	============	==========

Sun Healthcare Group, Inc.

Reconciliation of Net (Loss) Income to EBITDA and EBITDAR
(in thousands)

	For the	For the
	Three Months Ended	Three Months Ended
	September 30, 2004	September 30, 2003
	(unaudited)	(unaudited)

Total net revenues	$ 204,470	$ 203,429

Net (loss) income	$ (11,092)	$ 39,110

Loss before discontinued operations	$ (4,235)	$ (11,979)

Income tax expense	-	175

Restructuring costs, net	329	4,092

Loss on sale of assets, net	1,537	729

Net segment loss	$ (2,369)	$ (6,983)

Interest, net	2,397	4,084

Depreciation and amortization	2,871	1,827

EBITDA	$ 2,899	$ (1,072)

Facility rent	9,738	9,910

EBITDAR	$ 12,637	$ 8,838
	=============	=============

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax expense (benefit), restructuring costs, net, gain on sale of assets, net and gain (loss) on discontinued operations. EBITDAR is defined as EBITDA before facility rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR as presented may not be comparable to other similarly titled measures of other companies.

Sun Healthcare Group, Inc.

Reconciliation of Net (Loss) Income to EBITDA and EBITDAR
(in thousands)

	For the	For the
	Nine Months Ended	Nine Months Ended
	September 30, 2004	September 30, 2003
	(unaudited)	(unaudited)

Total net revenues	$ 619,609	$ 592,224

Net (loss) income	$ (14,217)	$ 14,275

Income (loss) before discontinued operations	$ 947	$ (25,584)

Income tax (benefit) expense	(1,122)	665

Restructuring costs, net	1,616	10,012

Loss (gain) on sale of assets, net	1,162	(2,225)

Net segment income (loss)	$ 2,603	$ (17,132)

Interest, net	6,354	14,726

Depreciation and amortization	6,330	5,486

EBITDA	$ 15,287	$ 3,080

Facility rent	29,792	29,504

EBITDAR	$ 45,079	$ 32,584
	=============	=============

EBITDA is defined as earnings before depreciation, amortization, interest expense, interest income, income tax expense (benefit), restructuring costs, net, gain on sale of assets, net and gain (loss) on discontinued operations. EBITDAR is defined as EBITDA before facility rent expense. EBITDA and EBITDAR are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA and EBITDAR are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA and EBITDAR should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA and EBITDAR are significant components in understanding and assessing financial performance, EBITDA and EBITDAR should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA and EBITDAR are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA and EBITDAR as presented may not be comparable to other similarly titled measures of other companies.